Exhibit 10.3

INDEMNIFICATION AGREEMENT

This Indemnification Agreement ("Indemnification Agreement") is made as of the 5th day of March 2008, by and between Pulmo BioTech Inc., a Delaware corporation (the "Company") and Garry McCann (the "Indemnitee").

WHEREAS, the Company recognizes the Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's effective service to the Company, and in order to induce Indemnitee to provide services to the Company, and;

WHEREAS, the Company wishes to provide this Agreement for indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Indemnitee agree as follows:

The Company agrees that if the Indemnitee is made a party, or is threatened to he made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, employee, agent, trustee, fiduciary or administration of another corporation, partnership, joint venture, trust or other enterprise, whether or not the basis of such Proceeding is the Indemnitee's alleged action or inaction in an official capacity while serving as a director, officer, employee, agent, trustee, fiduciary or administrator, the Indemnitee shall be indemnified and held harmless by the Company to the fullest extent permitted or authorized by the Company's Articles of Incorporation or By-laws or, if greater, by the laws of the State of Utah, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) (collectively "Expenses") reasonably incurred or suffered by the Indemnitee in connection therewith, and such indemnification shall continue as to the Indemnitee even if he has ceases to be a director, officer or employee of Company or a director, officer, employee, agent, trustee, fiduciary or administration of another entity shall inure to the benefit of the Indemnitee's heirs, executors and administrators.

The Company shall advance to the Indemnitee to the extent permitted by law all reasonable costs and expenses incurred by him in connection with a Proceeding within 30 days after receipt by the Company of a written request, with appropriate documentation, for such advance. Such request shall include an undertaking by the Indemnitee to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

Promptly after receipt by the Indemnitee of notice of any claim or the commencement of any Proceeding with respect to which the Indemnitee is entitled to indemnity hereunder, the Indemnitee shall notify the Company in writing of such claim or the commencement of such action or proceeding, and the Company shall (i) assume the defense of such Proceeding, (ii) employ counsel reasonably satisfactory to the Indemnitee and (iii) pay the reasonable fees and expenses of such counsel. Notwithstanding the preceding sentence, the Indemnitee, at his own expense, shall be entitled to employ counsel separate from counsel for the Company and from any other party in such action; provided, however, if the Indemnitee reasonably determines that a conflict of interest exists which makes representation by counsel chosen by the Company not advisable or if the Company fails to employ counsel to assume the defense of such proceeding, the reasonable fees and disbursements of such separate counsel for the Indemnitee shall be paid by the Company to the extent permitted by law. In addition, the Indemnitee shall give the Company such information and cooperation with regard to such Proceeding as it may reasonably require and as shall be in the Indemnitee's power.

The Company shall not be required to indemnify the Indemnitee against settlements entered into without the consent of the Company. The Company shall not settle any Proceeding in any manner that would impose any penalty, limitation or admission on the Indemnitee without the Indemnitee's written consent. Neither the Company nor the Indemnitee shall unreasonably withhold its or his consent to any proposed settlement.

If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which the Indemnitee is entitled. Both the Company and the Indemnitee acknowledge that in certain instances, federal or state law or applicable public policy may prohibit the Company from indemnifying the Indemnitee under this Agreement or otherwise.

If the Indemnitee has not received full indemnification within 30 days after making a written demand on the Company for indemnification, the Indemnitee shall have the right to enforce his indemnification rights under this Agreement by commencing litigation in any court in the State of New York having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court. The Company hereby consents to service of process and to appear in any such proceeding. The remedy provided for in this Section 6 shall be in addition to any other remedies available to the Indemnitee in law or equity.

It shall be a defense to any action brought by the Indemnitee against the Company to enforce this Agreement for Expenses incurred in defending a Proceeding in advance of its final disposition that it is not permissible under applicable law or under this Agreement for the Company to indemnify the Indemnitee for the amount claimed. In connection with any such action or any determination by the Company as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proving such a defense or determination shall be on the Company. Neither the failure of the Company (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action by the Indemnitee that indemnification of the claimant is proper under the circumstances because he has met the standard of conduct set forth in applicable law, nor an actual determination by the Company (including its Board, independent legal counsel, or its stockholders) that the Indemnitee had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

The Company shall indemnify the Indemnitee against any and all Expenses that are incurred by the Indemnitee in connection with any action brought by the Indemnitee for (i) indemnification of Expenses by the Company under this Agreement or any other agreement or under applicable law or the Company's Articles of Incorporation or By-laws now or hereafter in effect; and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, but only in the event that the Indemnitee ultimately is determined to be entitled to such indemnification or insurance recovery, as the case may be. In addition, the Company shall, if so requested by the Indemnitee, advance the foregoing Expenses to the Indemnitee.

The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Company's Articles of Incorporation, By-laws, applicable law, or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company's Articles of Incorporation, By-laws, applicable law, or this Agreement, it is the intent of the parties that the Indemnitee enjoy by this Agreement the greater benefits so afforded by such change. The indemnification rights afforded to the Indemnitee under this Agreement are contract rights and may not be diminished, eliminated or otherwise affected by amendments to the Articles of Incorporation or By-Laws of the Company or by other agreements.

To the extent the Company maintains an insurance policy or policies providing directors' and officers' and/or fiduciaries' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

This Agreement shall be deemed to have been in effect during all periods that the Indemnitee was an officer, director or employee of the Company or, at the Company's request, a director, officer, employee, agent, trustee, fiduciary or administrator of another entity, regardless of the date of this Agreement.

No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

The Company shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee to the extent the Indemnitee has otherwise received payment (under any insurance policy, By-law, or otherwise) of the amounts otherwise indemnifiable hereunder.

This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the sane extent that the Company would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue as to the Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in such capacity at the time of any Proceeding.

If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing a provision held to be invalid, void, or otherwise unenforceable that is not itself invalid, void, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void, or unenforceable.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.

This Agreement may be executed in one or more counterparts, all of which shall be deemed to constitute one and the same instrument.

All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, mailed, postage prepaid, certified or registered mail, return receipt requested, or sent electronically by E-mail or facsimile transmission with a copy concurrently mailed by first class mail and addressed as follows:

If to the Company:

In care of Hirshfield Law

1035 Park Avenue

Suite 7B

New York NY 10028-0912

United States of America

Telephone: + (646) 837-9362

Facsimile: + (646) 349-1665

Emailto:phirshfield@hirshfieldlaw.com

If to the Indemnitee: Garry McCann Unit 34/35, 46 Springwood Drive Braintree, Essex, United Kingdom Telephone: (011) 441-376-339669 Facsimile: Emailto:garry.mccann@virgin.net

Notice of change of address shall be effective only when done in accordance with this Section 19. All notices complying with this Section 19 shall be deemed to have been received on the earlier of the date of delivery or on the third business day after mailing.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

PULMO BIOTECH INC.

By:/s/_Peter B. Hirshfield_____

Peter B. Hirshfield, Secretary

/s/ Garry McCann

Garry McCann